Exhibit 10.15

TERMS AND CONDITIONS OF SUBSCRIPTION

The following sets forth the terms and conditions for the purchase by investors (each, an “Investor”) of shares of Series B Convertible Preferred Stock, no par value per share (each, a “Share” and collectively, the “Shares”) of Cyber Merchants Exchange, Inc., a California corporation (the “Company”), having the rights, privileges, powers and restrictions set forth in the Certificate of Determination of Rights, Preferences, Privileges and Restrictions (“Certificate of Determination”) attached as Exhibit F to the Confidential Private Placement Memorandum, dated July 10, 2006, as amended or supplemented from time to time (the “Memorandum”), and warrants to purchase common stock, no par value per share, of the Company (“Common Stock”), pursuant to a purchase warrant in substantially the form attached to the Memorandum as Exhibit H (“Warrants”). The Shares, the Warrants and the Common Stock issuable upon conversion or exercise thereof are collectively referred to herein as the “Securities.”

1.  Purchase and Sale of the Shares and Warrants. Subject to the terms and conditions set forth herein, the Investor agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to such Investor, in the manner set forth in Section 2 hereof, the number of Shares set forth on the signature page to the Subscription Agreement to which these Terms and Conditions of Subscription are a part (the “Subscription Agreement”) for a purchase price of $7.00 per Share (the aggregate purchase price for such Shares being referred to herein as the “Purchase Price”). Concurrent with the issuance of the Shares to the Investor at the Closing, the Company will issue Warrants to purchase such number of shares of Common Stock as is equal to the number of shares of Common Stock issuable upon conversion of the Shares purchased hereunder. The Shares and Warrants are offered for sale in a private placement in accordance with the terms set forth in the Memorandum, which has been delivered to the Investor. The Shares and the Warrants shall have the terms as set forth herein and in Exhibit F and Exhibit H, respectively, of the Memorandum.

2.  Terms of Purchase and Sale of the Shares. The closing of the transactions contemplated hereby (the “Closing”) shall take place on or before the fifth full business day after the Notice Date (as such term is defined in the Placement Agreement, dated as of July 7, 2006 (the “Placement Agreement”), by and among the Company, as assignee of InfoSmart Group Limited (“InfoSmart”), Keating Securities, LLC (the “Lead Placement Agent”) and Axiom Capital Management, Inc. (together with the Lead Placement Agent, the “Placement Agents”), at the offices of the Lead Placement Agent, or at such other time and place as the Company and the Placement Agents may agree upon. Contemporaneously with the delivery of the Subscription Agreement, the Investor shall deliver to Steele State Street Bank (the “Escrow Agent”) the Purchase Price by wire transfer of immediately available funds pursuant to wire transfer instructions provided to the Investor in the Subscription Agreement. The minimum subscription amount for the Shares is $25,000; however, the Company may accept subscriptions for less than $25,000 in its sole discretion. At the Closing, the Escrow Agent shall deliver to the Company the Purchase Price by wire transfer of immediately available funds pursuant to wire transfer instructions given to the Escrow Agent by the Company and the Lead Placement Agent. As soon as reasonably practicable following the Closing, the Company shall deliver to each Investor the duly executed purchase warrant evidencing the Warrants and a certificate evidencing the Shares, each registered in the name of the Investor. Notwithstanding the foregoing, the obligations of the Company and the Investor are subject to the Company’s receipt of aggregate subscriptions for a minimum of $7,000,000 in aggregate gross proceeds for the Shares on or prior to September 30, 2006 (or such closing date as may be agreed by the Company and the Placement Agent), which date may be extended by the Company and the Placement Agent pursuant to the terms of the Placement Agreement.

3.  Representations and Warranties of the Company. In order to induce the Investor to enter into the Subscription Agreement, the Company represents and warrants to the Investor the following:

(a)  Authority. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has all requisite right, power, and authority to execute, deliver and perform the Subscription Agreement other than, with respect to the issuance of the shares of Common Stock issuable upon conversion of the Shares (the “Conversion Shares”) and upon exercise of the Warrants (“Warrant Shares”), the approval by the Company’s stockholders and the filing of the Articles Amendment (as defined in Section 8(a)), which will be completed after the Closing, to increase the number of authorized shares of Common Stock so that the Company has a sufficient number of authorized and unissued shares of Common Stock to permit the conversion and exercise of all outstanding Shares and Warrants.

(b)  Subsidiary. Except as disclosed in Schedule 3(a), as of the Closing, the Company has no direct or indirect subsidiaries (the “Subsidiaries”). Except as disclosed in Schedule 3(a), the Company owns (or will own upon completion of the Exchange (as defined in Section 9(a)), directly or indirectly, all of the capital stock of the Subsidiaries free and clear of any and all liens, and all the issued and outstanding shares of capital stock of the Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(c)  Enforceability. The execution, delivery, and performance of the Subscription Agreement by the Company have been duly authorized by all requisite corporate action. The Subscription Agreement has been duly executed and delivered by the Company, and, upon its execution by the Investor, shall constitute the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

(d)  No Violations. The execution, delivery, and performance of the Subscription Agreement by the Company do not and will not violate or conflict with any provision of the Company’s Articles of Incorporation or Bylaws and do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under (except such consents as have been obtained as of the date hereof), or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material instrument or agreement to which the Company is a party or by which the Company or its properties are bound, except such consents as have been obtained as of the date hereof.

(e)  Capitalization. The authorized capital stock of the Company consists of: (i) 40,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, no par value per share (“Preferred Stock”). Prior to the closing of the transactions under the Exchange Agreement, 1,200,000 shares of Preferred Stock will be designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”) and 1,800,000 shares of Preferred Stock will be designated as Series B Convertible Preferred Stock (“Series B Preferred Stock”). Following the closing of the transactions under the Exchange Agreement, and immediately prior to the Closing of the transactions contemplated herein, the Company will have: (i) 12,619,040 shares of Common Stock issued and outstanding, and (ii) 1,000,000 shares of Series A Preferred Stock issued and outstanding, which will be convertible into 116,721,360 shares of Common Stock, based on a conversion rate of 116.721360 shares of Common Stock for each share of Series A Preferred Stock. Upon issuance in accordance with the terms of this Agreement against payment of the Purchase Price therefore, and assuming the accuracy of the representations and warranties of the Investor and all other purchasers of the Securities in the offering contemplated by the Placement Agreement, the Securities will be issued in accordance with a valid exemption from the registration or qualification provisions of the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws (the “State Acts”). Subject to the approval of the increase in authorized shares of Common Stock and the filing of an amendment to the Company’s Articles of Incorporation in connection therewith (to be filed by the Company following Stockholder Approval and mailing of the Proxy Statement or Information Statement as described in Section 8, each of which will occur after the Closing), the Conversion Shares and Warrant Shares have been duly authorized, and upon issuance of the Conversion Shares upon proper conversion of the Shares, and upon issuance of the Warrant Shares upon exercise of the Warrants, in accordance with their respective terms following the filing of the Articles Amendment (as defined in Section 8(a)), in accordance with the terms thereof, the Conversion Shares and Warrant Shares will be validly issued, fully paid, and non-assessable.

(f)  Exchange Act Filing. During the twelve (12) calendar months immediately preceding the date of the Subscription Agreement, all reports and statements required to be filed by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, have been timely filed. Such filings, together with all documents incorporated by reference therein, are referred to as “Exchange Act Documents.” Each Exchange Act Document, as amended, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and no Exchange Act Document, as amended, at the time each such document was filed, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)    Financial Statements. The audited financial statements, together with the related notes, of InfoSmart and its subsidiaries (on a consolidated basis) for the fiscal years ended December 31, 2005 and December 31, 2004, and the unaudited financial statements, together with the related notes, of InfoSmart and its subsidiaries (on a consolidated basis) for the three-month period ended March 31, 2006, copies of which have been provided to the Investor as part of the Memorandum (the “Financial Statements”), fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of InfoSmart at the respective dates therein specified and its results of operations and cash flows for the periods then ended, except that the unaudited financial statements are subject to normal adjustments which are not expected to have a Material Adverse Effect (as defined in Section 3(h) below) on InfoSmart or its subsidiaries. The Financial Statements have been prepared in accord-ance with general-ly accepted accounting principles in the United States applied on a consistent basis. The audited Financial Statements have been audited in accordance with the standards of the U.S. Public Company Accounting Oversight Board (“PCAOB”), except as expressly noted therein. The unaudited Financial Statements have been reviewed by an independent accountant registered with the PCAOB.

(h)     No Material Liabilities. Except for liabilities or obligations not individually in excess of $25,000 or in the aggregate in excess of $100,000, and as set forth on Schedule 3(h), since February 28, 2006, with respect to the Company, and since March 31, 2006, with respect to InfoSmart, the Company and its Subsidiaries (including InfoSmart) have not incurred any material liabilities or obligations, direct or contingent, except in the ordinary course of business and except for liabilities or obligations reflected or reserved against on their balance sheets as of February 28, 2006, with respect to the Company, and March 31, 2006, with respect to InfoSmart and its Subsidiaries, and there has not been any change, or to the knowledge of the Company, development or effect (individually or in the aggregate) that is or is reasonably likely to be, materially adverse to the condition (financial or otherwise), business, prospects, or results of operations of the Company and its Subsidiaries considered as a whole (a “Material Adverse Effect”) or any change in the capital or material increase in the long-term debt of the Company, nor has the Company declared, paid, or made any dividend or distribution of any kind on its capital stock.

(i)     No Disputes Against the Company. Except as disclosed in the Exchange Act Documents or the Memorandum or as set forth set forth on Schedule 3(i), there is no material pending or, to the knowledge of the Company, threatened (a) action, suit, claim, proceeding, or investigation against the Company or its Subsidiaries, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding against the Company or its Subsidiaries, (c) governmental inquiry against the Company or its Subsidiaries, or (d) any action or suit by or on behalf of the Company or its Subsidiaries pending or threatened against others.

(j)     Approvals. Other than (A) the approval of the increase in the number of shares of authorized Common Stock and the filing of the Articles Amendment in connection therewith (to be filed by the Company following Stockholder Approval and/or mailing of the Proxy Statement or Information Statement as described in Section 8) and (B) the filing of the Certificate of Determination, which the Company undertakes to file with the California Secretary of State prior to the Closing, (i) the execution, delivery, and performance by the Company of the Subscription Agreement (including the Registration Rights Agreement (as hereinafter defined)), (ii) the offer and sale of the Shares and Warrants, and (iii) the issuance of the Conversion Shares upon due conversion of the Shares and the Warrant Shares upon due exercise of the Warrants require no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official other than those consents that have been obtained and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws, which the Company undertakes to file within the applicable time period.

(k)     Compliance. Except as set forth in the Memorandum or on Schedule 3(k), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator, or governmental body, or (iii) is or has been in violation of any statute, rule, or regulation of any governmental authority, including without limitation all foreign, federal, state, and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(l)     Patents and Trademarks. To its knowledge, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Exchange Act Documents and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any person. Except as set forth in the Exchange Act Documents, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights, except where such infringement could not have or reasonably be expected to result in a Material Adverse Effect.

(m)     Transactions With Affiliates and Employees. Except as set forth in the Exchange Act Documents or the Memorandum or as set forth on Schedule 3(m), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

(n)     Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Form 10-QSB for the Company’s most recently ended fiscal quarter (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-B under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(o)     Solvency. Based on the financial condition of the Company and its Subsidiaries (on a consolidated basis) as of the Closing Date (and assuming that the Closing shall have occurred), (i) the fair saleable value of its consolidated assets exceeds the amount that will be required to be paid on or in respect of its consolidated existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the consolidated assets do not constitute unreasonably small capital to carry on the businesses of the Company and its Subsidiaries for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the businesses conducted by the Company and its Subsidiaries, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company and its Subsidiaries, together with the proceeds the Company and its Subsidiaries would receive, were it to liquidate all of their assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its consolidated debt when such amounts are required to be paid. The Company and its Subsidiaries do not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of such debt).

(p)     Certain Fees. Except as may be due to the Placement Agent from the Company and/or its Subsidiaries, no brokerage or finder’s fees or commissions are or will be payable by the Company or its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other person with respect to the transactions contemplated herein. The Investor shall have no obligation with respect to any Placement Agent fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated herein.

(q)     Certain Registration Matters. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Shares and Warrants by the Company to the Investor hereunder.

(r)     Listing and Maintenance Requirements. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the maintenance requirements for continued quotation of the Common Stock on the NASD’s OTC Bulletin Board.

(s)     Investment Company. The Company is not, and is not an “affiliate” of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)     No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Subscription Agreement, including the Registration Rights Agreement, on terms that differ from those set forth herein and in the Registration Rights Agreement.

(u)     Disclosure. All disclosure provided to the Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, furnished by or on behalf of the Company and its Subsidiaries (including the Company’s representations and warranties set forth herein) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.  Reserved.

5.  Representations and Warranties of the Investor. In order to induce the Company to enter into the Subscription Agreement, the Investor represents and warrants to the Company the following:

(a)  Authority. If a corporation, partnership, limited partnership, limited liability company, or other form of entity, the Investor is duly organized or formed, as the case may be, validly existing, and in good standing under the laws of its jurisdiction of organization or formation, as the case may be. The Investor has all requisite individual or entity right, power, and authority to execute, deliver, and perform the Subscription Agreement (including the Registration Rights Agreement).

(b)  Enforceability. The execution, delivery, and performance of the Subscription Agreement by the Investor have been duly authorized by all requisite partnership or corporate action, as the case may be. The Subscription Agreement has been duly executed and delivered by the Investor, and, upon its execution by the Company, shall constitute the legal, valid, and binding obligation of the Investor, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

(c)  No Violations. The execution, delivery, and performance of the Subscription Agreement by the Investor do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any material instrument or agreement to which the Investor is a party or by which the Investor or its properties may be bound or affected, and, do not or will not violate or conflict with any provision of the articles of incorporation or bylaws, partnership agreement, operating agreement, trust agreement, or similar organizational or governing document of the Investor, as applicable.

(d)  Knowledge of Investment and its Risks. The Investor has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor’s investment in the Shares and Warrants. The Investor is an investor in securities of companies in the same stage as the Company and acknowledges that the Investor is able to fend for itself and bear the economic risk of the Investor’s investment, including the complete loss thereof. Investor has a preexisting personal or business relationship with the Company or one or more of its officers, directors or other persons in control of the Company, or Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares and the Warrants. If an entity, the Investor has not been organized for the purpose of acquiring the Securities. The Investor understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company’s business or operations will be successful. The Investor has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, the Investor could lose Investor’s entire investment in the Company.

(e)  Investment Intent. The Investor hereby represents and warrants that (i) the Shares and Warrants are being acquired for investment for the Investor’s own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Shares or Warrants, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares or Warrants within the meaning of the Securities Act, (ii) the Shares and Warrants are being acquired in the ordinary course of the Investor’s business, and (iii) the Investor does not have any contracts, understandings, agreements, or arrangements, directly or indirectly, with any person and/or entity to distribute, sell, transfer, or grant participations to such person and/or entity with respect to, any of the Shares or Warrants. The Investor is not purchasing the Shares and Warrants as a result of any advertisement, article, notice or other communication regarding the Shares or Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)  Investor Status. The Investor is an “accredited investor” as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act and the information provided by the Investor in the Investor’s Questionnaire included in the Subscription Agreement, is truthful, accurate, and complete. The Investor is not registered as a broker-dealer under Section 15 of the Exchange Act.

(g)  Disclosure. The Investor has reviewed information provided by the Company in connection with the decision to purchase the Shares and Warrants, consisting of the Company’s publicly available filings with the SEC, the Memorandum, the Financial Statements and the information contained therein. The Company has provided the Investor with all the information that the Investor has requested in connection with the decision to purchase the Shares and Warrants. The Investor further represents that the Investor has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects, and financial condition of the Company. All such questions have been answered to the full satisfaction of the Investor. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend, or affect the Investor’s right to rely on the truth, accuracy, and completeness of the disclosure materials and the Company’s representations and warranties contained herein.

(h)  No Registration. The Investor understands that Investor may be required to bear the economic risk of Investor’s investment in the Company for an indefinite period of time. The Investor further understands that (i) neither the offering nor the sale of the Shares and Warrants has been registered under the Securities Act or any applicable State Acts in reliance upon exemptions from the registration requirements of such laws, (ii) the Shares, the Warrants, the Conversion Shares and the Warrant Shares (collectively, the “Securities”) must be held by he, she or it indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or an exemption from such registration requirements is available, (iii) except as set forth in the Registration Rights Agreement, the Company is under no obligation to register any of the Securities on the Investor’s behalf or to assist the Investor in complying with any exemption from registration, and (iv) the Company will rely upon the representations and warranties made by the Investor herein in order to establish such exemptions from the registration requirements of the Securities Act and any applicable State Acts.

(i)  Transfer Restrictions. The Investor will not transfer any of the Securities unless such transfer is registered or exempt from registration under the Securities Act and applicable State Acts, and, if requested by the Company in the case of an exempt transaction, the Investor has furnished an opinion of counsel reasonably satisfactory to the Company that such transfer is so exempt. The Investor understands and agrees that (i) the instruments or certificates evidencing the Securities will bear appropriate legends indicating such transfer restrictions placed upon the Securities, (ii) the Company shall have no obligation to honor transfers of any of the Securities in violation of such transfer restrictions, and (iii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers.

(j)  Principal Address. The Investor’s principal residence, if an individual, or principal executive office, if an entity, is set forth in the Subscription Agreement.

6.  Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under the Subscription Agreement, including the Registration Rights Agreement, and any other documents delivered in connection herewith and therewith (collectively, the “Transaction Documents”) are several and not joint with the obligations of any other purchaser of the Shares and Warrants, and the Investor shall not be responsible in any way for the performance of the obligations of any other purchaser of the Shares and Warrants under any Transaction Document. The decision of the Investor to purchase the Shares and Warrants pursuant to the Transaction Documents has been made by the Investor independently of any other purchaser of the Shares and Warrants. Nothing contained herein or in any Transaction Document, and no action taken by any purchaser of the Shares and Warrants pursuant thereto, shall be deemed to constitute such purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the purchasers of the Shares and Warrants are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. The Investor acknowledges that no other purchaser of the Shares and Warrants has acted as agent for the Investor in connection with making its investment hereunder and that no other purchaser of the Shares and Warrants will be acting as agent of the Investor in connection with monitoring its investment in the Shares and Warrants or enforcing its rights under the Transaction Documents. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of the Subscription Agreement or out of the other Transaction Documents, and it shall not be necessary for any other purchaser of the Shares and Warrants to be joined as an additional party in any proceeding for such purpose.

7.  Prospectus Delivery Requirement. The Investor hereby covenants with the Company not to make any sale of the Securities without complying with the provisions hereof and of the Registration Rights Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless the Investor is selling such Securities in a transaction not subject to the prospectus delivery requirement).

8.  Articles Amendment; Stockholder Approval.

(a) As soon as practicable following the Closing, the Company agrees that it shall (i) prepare and file with the SEC a preliminary proxy statement (as amended and supplemented, the “Proxy Statement”) in connection with a meeting of its stockholders at which the stockholders will approve (“Stockholder Approval”) an amendment to the Company’s Articles of Incorporation which will increase the number of authorized shares of Common Stock from 40,000,000 to 300,000,000 (the “Articles Amendment”) or (ii) after securing Stockholder Approval by written consent, prepare and file with the SEC a preliminary information statement (as amended and supplemented, the “Information Statement”) in connection with the stockholder approval by written consent in lieu of a meeting of the Articles Amendment. The Company shall use its reasonable efforts to respond to written comments of the SEC and its staff, and, to the extent permitted by law, to cause the Proxy Statement or the Information Statement to be mailed to the Company’s stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC staff. Each Investor shall cooperate with the Company in its preparation of the Proxy Statement or the Information Statement or any amendment or supplement thereto and shall furnish the Company with all information required to be included therein with respect to the Investor, this subscription, and this offering.

(b) Without limiting the generality of the foregoing, the Investor shall correct as promptly as practicable any information provided by it to be used specifically in the Proxy Statement or the Information Statement, if required by applicable law, that shall have become false or misleading in any material respect. The Company shall take all reasonable steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement or the Information Statement so as to correct the same and cause the Proxy Statement or the Information Statement as so corrected to be disseminated to the stockholders of the Company, in each case to the extent required by applicable law.

(c) As a condition to Closing, KI Equity and each of the Shareholders (as such terms are defined in Section 9 below) shall have entered into a Voting Agreement pursuant to which such owners agree to vote all of their shares of the Company’s voting stock in favor of the proposal set forth in paragraph (a) above.

(d) The Company shall take all necessary steps to file the Articles Amendment as soon as practicable following the Closing and Stockholder Approval.

9.  Exchange Agreement and Related Matters.

(a) Exchange. As a condition to Closing, InfoSmart and the Company shall have completed the transactions under a certain exchange agreement (“Exchange Agreement”) entered into by and among the Company, KI Equity Partners II, LLC, a shareholder of the Company (“KI Equity”), Prime Fortune Enterprises, Ltd., the sole shareholder of InfoSmart (“Prime Fortune”), and each of the shareholders of Prime Fortune (the “Shareholders”). Pursuant to the Exchange Agreement, all of the issued and outstanding shares of capital stock of Prime Fortune will be transferred to Cyber Merchants in exchange for 1,000,000 shares of the Series A Preferred Stock (the “Exchange”). Upon completion of the Exchange, InfoSmart will be an indirect, wholly owned subsidiary of the Company. Upon filing of the Articles Amendment following the Closing, each share of the Series A Preferred Stock will automatically convert by its terms into 116.721360 shares of Common Stock. A copy of the Exchange Agreement has been made available to the Investor.

(b) Approvals. As a condition to Closing, the board of directors of the Company, as constituted by the Company immediately following the closing of the Exchange, shall have approved the terms and conditions of the sale of Securities to Investors as contemplated herein and shall have accepted the Subscription Agreement on behalf of the Company.

(c) Covenant Not to Sue. From and after the Closing, the Investor agrees, on behalf of itself and its officers, directors, shareholders and affiliates, that none of the Investor or its officers, directors, shareholders and affiliates will assert, or assist in the assertion of, any claim or action before any federal, state, local or foreign judicial, arbitration, administrative, executive or other type of body or tribunal against the officers, directors and advisors of the Company in such positions prior to completion of the Exchange and each of their respective affiliates, subsidiaries, partners, successors and assigns and all of their respective employees, officers, directors, agents and representatives in such positions prior to completion of the Exchange (collectively, “Company Persons”) that is based in whole or in part on their actions as an officer, director or advisor of the Company in such positions prior to completion of the Exchange or by reason of their conduct in respect of the business of the Company, unless such claim or action is based on the gross negligence or commission of fraud. The grants of immunity set forth in this Section: (i) are irrevocable and (ii) shall survive indefinitely, and (iii) are binding on all successors and assigns of the Investor.

(d) Release. The Investor hereby agrees to unconditionally and irrevocably release, exonerate, acquit and discharge the Company Persons, from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, executions, claims, demands, counterclaims, rights to damages and liabilities (collectively, “Claims”), that the Investor ever had, now has, or hereafter might, can or shall have against the Company Persons under statute, common law or otherwise, for or by reason of any matter, cause or thing whatsoever from the beginning of the world to, and including, the date of the consummation of the Exchange, other than Claims that are for gross negligence or the commission of fraud as an officer, director or advisor in their conduct of the business of the Company.

(e) Third Party Beneficiaries. The Company Persons are third-party beneficiaries with respect to this Section 9 and may enforce the foregoing provisions as if they were a signatory hereto.

10.  Indemnification of Investor. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investor and its directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation, and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

11.  Registration Rights. The Investor (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of Conversion Shares and Warrant Shares in accordance with and subject to the terms and conditions of the Registration Rights Agreement attached to the Memorandum as Exhibit B (“Registration Rights Agreement”), which constitutes a part of the Subscription Agreement.

12.  Non-Public Information. Subsequent to the Closing, the Company covenants and agrees that neither it nor any other person acting on its behalf will provide Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

13.  Further Assurances. The parties hereto will, upon reasonable request, execute and deliver all such further assignments, endorsements and other documents as may be necessary in order to perfect the purchase by the Investor of the Shares and Warrants.

14.  Entire Agreement; No Oral Modification. The Subscription Agreement, including the Registration Rights Agreement, contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto and may not be amended or modified except in a writing signed by both of the parties hereto, or, with respect to rights set forth in the Registration Rights Agreement, pursuant to the provisions of the Registration Rights Agreement.

15.  Binding Effect; Benefits. The Subscription Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; provided, that, nothing in the Subscription Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective heirs, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of the Subscription Agreement; and provided further, that, the assignment of rights under the Registration Rights Agreement shall be governed by the terms of the Registration Rights Agreement.

16.  Counterparts. The Subscription Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The execution of the Subscription Agreement may be evidenced by facsimile or electronic signature, and such signature shall for all purposes be treated as an original signature of such party.

17.  Governing Law. The Subscription Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States of America and the State of California, both substantive and remedial. Any judicial proceeding brought against either of the parties to the Subscription Agreement or any dispute arising out of the Subscription Agreement or any matter related hereto shall be brought in the courts of the State of California, or in the United States District Court located in Los Angeles, California and, by its execution and delivery of the Subscription Agreement, each party to the Subscription Agreement accepts the jurisdiction of such courts.

18.  Prevailing Parties. In any action or proceeding brought to enforce any provision of the Subscription Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive and the nonprevailing party shall pay upon demand reasonable attorneys’ fees in addition to any other remedy.

19.  Headings. The section headings herein are included for convenience only and are not to be deemed a part hereof.

20.  Survival. All representations, warranties and covenants contained herein shall survive (i) the acceptance of the subscription by the Company, (ii) changes in the transactions, documents and instruments described in the Memorandum and (iii) the death or disability of the Investor.

21.  Legends. Each certificate representing Shares and the Warrants sold pursuant to the Subscription Agreement will be imprinted with a legend in substantially the following form:

“This security has been acquired for investment and has not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities or “blue sky” laws. This security may not be sold, pledged, assigned or otherwise transferred nor will any assignee, pledgee, vendee, transferee, endorsee thereof be recognized by the issuer as having acquired such securities for any purpose unless (i) a registration statement under the Act with respect to such security shall then be in effect and such transfer has been qualified under all applicable state securities or “blue sky” laws or (ii) an exemption therefrom shall be available under the Act and such laws, supported by an opinion of counsel that such registration is not required, which opinion and counsel are reasonably satisfactory to the Company and its counsel.”

22. Variable Securities; Dilutive Issuances. For so long as any Shares or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options ("Common Stock Equivalents") to subscribe for or purchase Common Stock, or directly or indirectly convertible into or exchangeable or exercisable for Common Stock, at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Shares) with respect to the  Common Stock, into which any Share is convertible or exchangeable or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. For so long as any Warrants or Shares remain outstanding the Company shall not, in any manner, enter into or affect any issuances of additional shares of Common Stock or Common Stock Equivalents less than a price equal to the Conversion Price or Exercise Price immediately in effect prior to such issuance (as adjusted hereunder to such date) (a "Dilutive Issuances") if the effect of such such Dilutive Issuance is to cause the Company to be required to issue upon conversion or exchange of any Share or exercise of any Warrant any shares of Common Stock in excess of that number of Common Stock which the Company may issue upon conversion of the Shares and exercise of the Warrants without breaching the Company's obligations under the rules and regulations of the principal market in which the Common Stock is listed.